Exhibit 10.1: Amendment to Employment Agreement between the Company and Brian T. Beckwith, dated July 30, 2004.

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of July 30, 2004, is made and entered into to amend the Employment Agreement, dated effective December 18, 2001, by and between The Peoples Publishing Group, Inc., a Delaware corporation (the "Company"), and Brian T. Beckwith, an individual resident of the State of New Jersey (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company and the Executive entered into the Employment Agreement which provides for a three-year term ending on December 18, 2004 and automatic one-year renewals thereafter, unless notice of non-renewal is provided by either party at least 180 days prior to the end of the term; and

      WHEREAS, the Company desires to continue to employ the Executive beyond the initial three-year term and the Executive wishes to accept such continued employment with the Company upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

      1. Amendment. The Employment Agreement shall be amended as provided in this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

      2. Term. The first sentence of Section 2 of the Employment Agreement is hereby amended to provide as follows:

      Unless terminated at an earlier date in accordance with Section 8, the term of the Executiv's employment hereunder shall be for a period ending on December 18, 2008. Thereafter, the term of this Agreement, as amended, shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 180 days prior to the end of the term or any extension term (the "Non-Renewal Notice").

      3. Stock Option. Concurrently with the execution and delivery of this Agreement and subject to the approval by the Parent's stockholders of an increase in the number of shares reserved under the Plan, the Executive shall be granted a stock option award of 48,000 shares of the Parents common stock, par value of $.02 per share, under the Plan with restrictions on vesting of ownership and other matters more particularly described in the form of Incentive Stock Option Agreement attached as Exhibit A and in the Plan.

      4. Incentive Compensation. The first sentence of Section 4.03 of the Employment Agreement is hereby amended to provide as follows:

      Commencing with the fiscal year ending December 31, 2004, the Executive shall be eligible to participate in the annual executive incentive plan as established within 90 days after the commencement of each fiscal year by the Parent's compensation committee, provided, however, that such plan shall include for each year a formula by which the Executive will receive 42.5% of his base salary for the fiscal year based on achievement of certain financial and/or non-financial criteria included in the Company's board approved fiscal year budget and shall also include a formula by which an additional 23.4% of base salary for the fiscal year may be received for exceeding budgeted criteria. For fiscal year ending December 31, 2004, such incentive plan shall be established on or prior to August 31, 2004.

      Further, the following sentence shall be added to the end of Section 4.03 of the Employment Agreement:

      The Executive shall be eligible to participate in a new long-term incentive plan that the Company's or Parent's Board of Directors may seek to put into place no later than December 31, 2004 for the benefit of all senior executives of the Company. While the details of any such new plan have not been determined as of the date of this Agreement, such plan may consist of stock options, restricted stock grants, stock appreciation rights, phantom stock, and/or other mechanism as ultimately determined by the Board to provide for effective long-term incentive to executives. In addition, the Company intends to adopt an employer-matching program to its 401(k) plan which, if adopted, the Executive will be entitled to receive subject to limitations under applicable law.

      5. Off-Set. Sections 8.01(b)(iii) and 8.01(c)(iii) (up to the definition of "Good Reason") of the Employment Agreement shall be deleted.

      6. Miscellaneous.

            6.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to New Jersey's conflicts of law rules.

            6.02 Prior Agreements. This Agreement and the Employment Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

            6.03 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed and delivered by the parties hereto.

            6.04 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

            6.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

            6.06 Counterparts. This Agreement may be signed in counterparts, each of which, when executed and delivered, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

                                            THE PEOPLES PUBLISHING GROUP, INC.

                                            By:    /s/ James Peoples
                                                   -----------------------------
                                                   James Peoples
                                                   Its: Chairman

                                                   /s/ Brian T. Beckwith
                                                   -----------------------------
                                                   Brian T. Beckwith

ACCEPTED AND AGREED
This 30th day of July 2004

PEOPLES EDUCATIONAL HOLDINGS, INC.

By:     /s/ James Peoples
        -----------------------------
        James Peoples
        Its: Chairman

                                                                       EXHIBIT A

                       PEOPLES EDUCATIONAL HOLDINGS, INC.

                                    INCENTIVE
                             STOCK OPTION AGREEMENT

      THIS OPTION AGREEMENT is made as of the 30th day of July, 2004, between PEOPLES EDUCATIONAL HOLDINGS, INC., a Delaware corporation (the "Company"), and Brian Beckwith, an employee of the Company or one or more of its subsidiaries (the "Optionee").

      WHEREAS, the Company desires to grant the Optionee this option to purchase shares of the Company's Common Stock under its 1998 Stock Plan (the "Plan"), subject to, however, the approval of the Company's stockholders of an increase in the number of shares reserved for issuance under the Plan.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

      1. Grant of Option. The Company hereby grants to the Optionee the right and Option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of 48,000 shares of the Common Stock of the Company on the terms and conditions herein set forth. It is intended that the Option shall constitute an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent permitted by law. The exercise of vested Options shall always be subject to the availability of shares under the Plan and stockholder approval of an increase in the number of shares under the Plan.

      2. Purchase Price. The purchase price of the shares of the Common Stock covered by this Option shall be $4.50 per share.

      3. Term of Option. The term of the Option shall expire on July 30, 2012, subject to earlier termination as hereinafter provided.

      4. Exercise of Option. Subject to the provisions of paragraphs 5, 7 and 8 hereof, the Option may be exercised during the term specified in Paragraph 3 as follows:

      (a) from and after January 1, 2008, the Option may be exercised as to 11,109 shares;

      (b) from and after January 1, 2009, the Option may be exercised as to an additional 22,222 shares;

      (c) from and after January 1, 2010, the Option may be exercised as to an additional 14,669 shares.

      4A. Deferred Vesting Acceleration Schedule. For purposes of paragraphs 7 and 8 hereof, the "Vested Option Deficit" for each of the following time frames is as follows:

      (a) from July 30, 2004 through and including July 29, 2005, 12,000 shares;

      (b) from July 30, 2005 through and including July 29, 2006, 24,000 shares;

      (c) from July 30, 2006 through and including July 29, 2007, 36,000 shares;

      (d) from July 30, 2007 through and including December 31, 2007, 48,000 shares;

      (e) from January 1, 2008 through and including December 31, 2008, 36,891 shares;

      (f) from and after January 1, 2009 through and including December 31, 2009, 14,669 shares.

      5. Change of Control. In lieu of the vesting schedule set forth in paragraph 4 hereof, if, within twelve (12) months following a Change in Control,
(A) the Company terminates the Executive for reasons other than set forth in Sections 8.01(a)(i)-(iv) of the Employment Agreement between the Optionee and The Peoples

\
Publishing Group, Inc., dated December 18, 2001, as amended (the "Employment Agreement") or (B) the Executive terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement), all options granted under paragraph 4 that have not theretofore vested shall become fully vested and immediately exercisable upon such Change in Control and shall remain exercisable for a period set forth in paragraph 7.

      The term "Change in Control" shall mean a change in control of the Company which would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

      (i) After the date hereof, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Cherry Tree Investments, Inc. or any of its affiliates or any combination of partners and limited partners who owned a 50% or greater equity interest, directly or indirectly, in investment funds managed by Cherry Tree Investments, Inc. or its affiliates as of December 18, 2001, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

      (ii) During any period of two consecutive years (not including any period ending prior to the effective date of this Agreement), the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors of the Company. The term "Incumbent Directors" shall mean those individuals who are members of the Board of Directors of the Company on the effective date of this Agreement and any individual who subsequently becomes a member of the Board of Directors (other than a director designated by a person who has entered into agreement with the Company to effect a transaction that would constitute a Change of Control) whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

      (iii) The Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity's outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction; or the shareholders of the Company approve an agreement for the sale or disposition (in one transaction or a series of transactions) of all of substantially all of the assets of the Company. "Total Market Value" shall mean the aggregate market value of the Company's or the resulting entity's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's or the resulting entity's other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Board determines where there is not a readily ascertainable exchange rate.

      Notwithstanding the foregoing, it shall not be deemed a Change in Control if Cherry Tree Investments, Inc. or any of its affiliates ceases to own at least 50% of the Company's voting power as a result of a sale of securities by the Company if such sale does not otherwise meet the requirements of a Change in Control set forth above.

      6. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way; shall not be assignable by operation of law; and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

      7. Termination of Employment. In the event the employment of the Optionee shall be terminated for any reason whatsoever (including retirement), the Option may be exercised (to the extent the Optionee shall have been entitled to do so at the date of his or her termination of employment) by the Optionee at any time within three

(3) months after such termination of employment, but in no event later than the expiration of the term specified in paragraph 3. If the Optionee shall be terminated for any reason whatsoever during a time frame in which the Optionee has a Vested Option Deficit pursuant to paragraph 4A hereof, the Option shall be treated as exercisable as to an additional number of shares equal to the amount of the Vested Option Deficit specified for the time frame set forth in paragraph 4A in which the Optionee's termination occurred. For example, if the Optionee's termination occurred on July 29, 2007 the option hereunder would be exercisable as to 48,000 shares and if the Optionee's termination occurred on January 1, 2008 the Option hereunder would be exercisable as to 11,109 shares pursuant to paragraph 4 and as to an additional 36,891 shares pursuant to paragraph 4A. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

      8. Death or Permanent Disability of Optionee. Notwithstanding the provisions of paragraph 7 of this Agreement, if the Optionee shall die while still employed by the Company or one or more of its subsidiaries, or shall become permanently and totally disabled while still employed by the Company or one or more of its subsidiaries, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his or her death or termination by reason of permanent and total disability, including any shares as to which the Option becomes exercisable as of the date of termination due to the application of the provisions of paragraph 7 related to the Vested Option Deficit) by the Optionee, his or her legal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within nine (9) months after the Optionee's death or termination by reason of permanent disability, but in no event later than the expiration of the term specified in paragraph 3 hereof.

      9. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Secretary of the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares which payment shall be made in cash or by certified check or bank draft payable to the Company, by any other form of legal consideration deemed sufficient by the Company and consistent with the purpose of the Plan and applicable law, or, in the sole discretion of the Company, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For purposes of this paragraph the "fair market value" of the Common Stock of the Company shall be established in the manner set forth in Section 1(h) of the Plan. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option, or if the Optionee so elects, in the name of the Optionee or one other person as joint tenants, and shall be delivered as soon as practicable after the notice shall have been received. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      10. Withholding Requirements. Upon exercise of the Option by the Optionee and prior to the delivery of shares purchased pursuant to such exercise, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal and state tax withholding requirements. The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option.

      11. 1998 Stock Plan. This Option is subject to certain additional terms and conditions set forth in the Plan pursuant to which this Option has been issued. A copy of the Plan is on file with the Secretary of the Company and each Option holder by acceptance hereof agrees to and accepts this Option subject to the terms of the Plan.

      12. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

      13. Investment Certificate. Prior to the receipt of the certificates pursuant to the exercise of the Option granted hereunder, the Optionee shall, if required in the Company's discretion, demonstrate an intent to hold the shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public by delivering to the Company an investment certificate or letter in such form as the Company may require.

      14. Subsidiary. As used herein, the term "subsidiary" shall mean any current or future corporation which would be a "subsidiary corporation" of the Company, as that term is defined in Section 425 of the Internal Revenue Code of 1986, as amended.

      15. Status. Neither the Optionee nor the Optionee's executor, administrator, heirs, or legatees shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option granted hereunder, unless and until certificates representing such shares shall be endorsed, transferred, and delivered and the transferee has caused the Optionee's name to be entered as the shareholder of record on the books of the Company.

      16. Company Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      17. Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board of Directors of the Company, in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.

      18. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

      IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has hereunto set his or her hand, all as of the day and year first above written.

                                        PEOPLES EDUCATIONAL HOLDINGS, INC.

                                        By:    /s/ James Peoples
                                               ---------------------------------
                                               James Peoples
                                               Its: Chairman

                                               /s/ Brian T. Beckwith
                                               ---------------------------------
                                               Brian T. Beckwith Optionee